Exhibit 10.28

FORM OF UPFRONT WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SALE AND PURCHASE AGREEMENT, DATED AS OF [•], 2022, BY AND BETWEEN SWVL GLOBAL FZE, SWVL HOLDINGS CORP, URBVAN MOBILITY LTD., THE SELLERS REFERRED TO THEREIN AND THE SELLER REPRESENTATIVE REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE, PLEDGE, ASSIGNMENT OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT No. [•]

to purchase

[•]

Class A Ordinary Shares

SWVL HOLDINGS CORP

a British Virgin Islands Business Company

Issue Date: [•], 2022

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning ascribed to it in the Purchase Agreement.

“Applicable Law” has the meaning ascribed to it in the Purchase Agreement.

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s shareholders.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the British Virgin Islands, as applicable, generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Claim” has the meaning ascribed to it in the Purchase Agreement.

“Closing Date” has the meaning ascribed to it in the Purchase Agreement.

“Corporation” means Swvl Holdings Corp, a British Virgin Islands business company.

“conversion” has the meaning set forth in Section 13(B).

“convertible securities” has the meaning set forth in Section 13(B).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $0.0001.

“Expiration Date” means the date that is the thirty-six (36) month anniversary of the Closing Date.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Fifth Tranche Shares” means [____] Ordinary Shares (as such number of Shares may be adjusted from time to time pursuant to Section 13 hereof).

“First Tranche Shares” means [____] Ordinary Shares (as such number of Shares may be adjusted from time to time pursuant to Section 13 hereof).

“Fourth Tranche Shares” means [____] Ordinary Shares (as such number of Shares may be adjusted from time to time pursuant to Section 13 hereof).

“Initial Number” has the meaning set forth in Section 13(B).

“Market Price” means, with respect to the Ordinary Shares, for any given date, the simple arithmetic average of the volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SWVL <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each applicable trading day for each of the ten trading days immediately preceding (but not including) such date of the last reported sale price, regular way, or, in case no such reported sales take place on such ten days, the ten-day trailing average of closing bids and ask prices, regular way, of the Ordinary Shares on the Nasdaq for each such trade. If the Ordinary Shares are not listed on the Nasdaq on any date of determination, the Market Price of the Ordinary Shares on such date of determination means the simple arithmetic average over the ten trading days immediately preceding (but not including) such date of the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares are so listed or quoted, or, if no closing sale price is reported, the simple arithmetic average over the ten trading days immediately preceding (but not including) such date of the last reported sale price on the principal U.S. national or regional securities exchange on which the Ordinary Shares are so listed or quoted, or, if the Ordinary Shares are not so listed or quoted on a U.S. national or regional securities exchange, the simple arithmetic average over the ten trading days immediately preceding (but not including) such date of the last quoted bid price for the Ordinary Shares in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the Market Price of the Ordinary Shares on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution of the Board of Directors sent to the Warrantholder. For the purposes of determining the Market Price of the Ordinary Shares following the occurrence of an event, (i) each trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the Nasdaq or, if trading is closed at an earlier time, such earlier time and (ii) each trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. New York City time and the specified event occurs at 5:00 p.m. New York City time on that day, the Market Price would be determined by reference to such 4:00 p.m. New York City time closing price). For the avoidance of doubt, any volume weighted average price shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Ordinary Cash Dividends” means a dividend, consistent with the Corporation’s then-current dividend policy, on Ordinary Shares out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time).

“Ordinary Shares” or “Shares” means the Corporation’s Class A Ordinary Shares, par value $0.0001 per share.

“Permitted Transactions” has the meaning set forth in Section 13(B).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Purchase Agreement” means the Agreement for the Sale and Purchase of Shares, dated as of [•], 2022, as amended from time to time, between the Sellers (as defined therein), Urbvan Mobility Ltd., Swvl Global FZE, the Corporation and the Seller Representative (as defined therein), including all schedules and exhibits thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Tranche Shares” means [____] Ordinary Shares (as such number of Shares may be adjusted from time to time pursuant to Section 13 hereof).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Third Tranche Shares” means [____] Ordinary Shares (as such number of Shares may be adjusted from time to time pursuant to Section 13 hereof).

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

“Warrant Agent” has the meaning set forth in Section 15.

“Warrant Shares” means the Shares issuable or issued upon exercise of this Warrant, which shall initially equal the sum of (i) the First Tranche Shares, plus (ii) the Second Tranche Shares, plus (iii) the Third Tranche Shares, plus (iv) the Fourth Tranche Shares, plus (v) the Fifth Tranche Shares, and thereafter may be adjusted from time to time pursuant to Section 13 hereof.

“Warrantholder” has the meaning set forth in Section 2.

2. Number of Shares; Exercise Price. This certifies that, for value received, [•] or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, up to an aggregate of [____] fully paid and non-assessable Ordinary Shares (as such number of Shares may be adjusted from time to time pursuant to Section 13 hereof), at a purchase price equal to the Exercise Price. The number of Warrant Shares is subject to adjustment as provided herein, and all references to “Ordinary Shares” and “Shares” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term.

(A) Subject to Section 2, to the extent permitted by Applicable Law, rules and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time after (i) with respect to the First Tranche Shares, the six-month anniversary date of the Closing Date, (ii) with respect to the Second Tranche Shares, the ten-month anniversary date of the Closing Date, (iii) with respect to the Third Tranche Shares, the twelve-month anniversary date of the Closing Date, (iv) with respect to the Fourth Tranche Shares, the sixteen-month anniversary date of the Closing Date, and (v) with respect to the Fifth Tranche Shares, the twenty-four-month anniversary date of the Closing Date, but in no event later than 5:00 p.m., New York City time, on the Expiration Date, by (i) the surrender of this Warrant (if in certificated form) and delivery of an executed Notice of Exercise or Sale in substantially the form annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at The Offices 4, One Central, Dubai World Trade Centre, United Arab Emirates (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (ii) payment of the Exercise Price on a “cashless basis” by adjusting the number of Ordinary Shares issuable in respect of such exercise upon surrender of the Warrant as provided in the following sentence. For any exercise of this Warrant, the number of Ordinary Shares issuable in respect of such exercise upon surrender of the Warrant shall be reduced by a number of Ordinary Shares equal to the quotient of (x) the aggregate Exercise Price due in respect of such exercise, divided by (y) the average of the closing prices of the Ordinary Shares on the Nasdaq over the ten trading days prior to but not including the date of exercise.

(B) If the Warrantholder does not exercise this Warrant in its entirety or does not sell this Warrant in its entirety, as the case may be, the Warrantholder will be entitled to receive from the Corporation within ten Business Days a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised (in the case of a Warrant exercise) or a new warrant representing the portion of the Warrant that was not sold (in the case of a Warrant sale).

(C) Notwithstanding anything herein to the contrary, in the event that the Warrantholder is notified in writing by the Seller Representative or the Corporation that any clearance or approval from, or notice to, COFECE (as defined in the Purchase Agreement) could be required in connection with any exercise of this Warrant for a particular number of Warrant Shares (the “Restricted Shares”), the Warrantholder shall not exercise this Warrant for any of the Restricted Shares until the Warrantholder receives subsequent written notice from the Seller Representative or the Corporation, as applicable, that it may be so exercised as a result of the applicable COFECE (as defined in the Purchase Agreement) clearance, approval and or notice being satisfied or otherwise resolved. The Corporation shall not recognize any exercise and purchase of Restricted Shares hereunder that is in violation of the foregoing covenant.

4. Issuance of Shares; Authorization; Corporation’s Option to Cash Settle.

(A) Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant; provided that, in lieu of such certificates, the Corporation may cause such shares to be issued in book entry form, in which case a statement of book entry interests will be delivered to the Warrantholder within the aforementioned period. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3(A) will be duly and validly authorized and issued, fully paid and non-assessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant, an executed Notice of Exercise or Sale in substantially the form annexed hereto and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the share transfer books of the Corporation may then be closed or certificates representing such Shares, or any statement of book entry interests in lieu thereof, may not be actually delivered on such date.

(B) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Ordinary Shares, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Ordinary Shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms, without limitation of such other remedies as may be available to the Warrantholder, the Corporation shall immediately take all corporate action necessary to increase its authorized and unissued Ordinary Shares to a number of shares as shall be sufficient for such purposes. The Corporation will (x) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Ordinary Shares are then listed or traded and (y) maintain such listings of such Ordinary Shares at all times after issuance. The Corporation will use reasonable best efforts to ensure that the Shares may be issued without violation of any Applicable Law or regulation or of any requirement of any securities exchange on which the Ordinary Shares are listed or traded.

(C) (i) Notwithstanding anything in this Warrant or the Purchase Agreement to the contrary, in respect of any exercise of this Warrant (in whole or in part), the Corporation shall have the right to settle such exercise by payment of cash to the Warrantholder in lieu of Ordinary Shares, as provided in this Section 4(C). To exercise its right to cash settle, the Corporation shall (1) no later than three Business Days following the date of such exercise, deliver a notice to the Warrantholder stating (x) that the Corporation is exercising its right to cash settlement, (y) the proportion of the number of Ordinary Shares deliverable in respect of such exercise with respect to which the Corporation elects to cash settle (the “Cash Percentage”) and (z) the aggregate amount of Cash Consideration and Share Consideration (both as defined below) due in respect of such exercise after giving effect to the Corporation’s election and no later than ten Business Days following the date of such cash settlement election exercise, the Corporation shall pay the applicable Cash Consideration to the Warrantholder as provided below and deliver the applicable Share Consideration to the Warrantholder as provided in Section 4(A).

(ii) For each election to cash settle an exercise of this Warrant:

“Cash Consideration” means cash in U.S. dollars in an amount equal to (x) the Cash Percentage times (y) the number of Ordinary Shares due in respect of such exercise as provided in Section 3(A) times (z) the Market Price of the Ordinary Shares, measured from the date of exercise.

“Share Consideration” means Ordinary Shares in an amount equal to (x) one minus the Cash Percentage times (y) the number of Ordinary Shares due in respect of such exercise as provided in Section 3(A). In the event that the resulting Share Consideration includes a fractional Ordinary Share, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of such fractional Ordinary Share on the last trading day preceding the date of exercise less the Exercise Price.

(iii) Any Cash Consideration due upon exercise shall by payable by the Corporation by wire transfer of immediately available to the Warrantholder at the account designated by the Warrantholder. The Corporation shall wire the aggregate Cash Consideration to the Warrantholder within three Business Days of receiving the wire instructions.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Ordinary Shares on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

6. No Rights as Shareholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Corporation. The Corporation will at no time close its transfer books against transfer of this Warrant in any manner that interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

8. Transfer/Assignment.

(A) Subject to compliance with clauses (B) and (C) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3(A). All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Corporation.

(B) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 3.5 of the Purchase Agreement.

(C) If and for so long as required by the Purchase Agreement, this Warrant shall contain a legend as set forth in Section 3.5.2 of the Purchase Agreement.

9. Exchange and Registry of Warrant.

(A) Exchangeability. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.

(B) Warrant Agent. The Corporation shall initially serve as Warrant Agent under this Warrant. The Corporation shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. This Warrant may be surrendered for exchange, exercise, or sale, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such Warrant Register. Upon the initial issuance of the Warrants in book-entry form, the Corporation shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with the Purchase Agreement. Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Corporation. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

Upon two Business Days’ notice to the Warrantholder, the Corporation may appoint a new Warrant Agent. Any corporation into which the Corporation or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Corporation or any new Warrant Agent shall be a party or any corporation to which the Corporation or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Warrant without any further act. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid, with a copy sent concurrently by e-mail) to the Warrantholder at the Warrantholder’s last mailing address and e-mail address as shown on the Warrant Register.

(C) Registered Holder Authentication. Prior to due presentment for registration of transfer of any Warrant, the Corporation and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Corporation or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Corporation not the Warrant Agent shall be affected by any notice to the contrary.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Corporation covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act). Upon the written request of any Warrantholder, the Corporation will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A) Share Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Ordinary Shares in Ordinary Shares, (ii) subdivide or reclassify the outstanding Ordinary Shares into a greater number of shares, or (iii) combine or reclassify the outstanding Ordinary Shares into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Ordinary Shares that such holder would have owned or been entitled to receive in respect of the shares of Ordinary Shares subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.

(B) Certain Issuances of Common Shares or Convertible Securities. If the Corporation shall issue Ordinary Shares (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for Ordinary Shares (collectively, “convertible securities”)) (other than in Permitted Transactions or a transaction to which subsection (A) of this Section 13 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event, the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (a) the numerator of which shall be the sum of (x) the number of Ordinary Shares of the Corporation outstanding on such date and (y) the number of additional Ordinary Shares issued (or into which convertible securities may be exercised or convert) and (b) the denominator of which shall be the sum of (x) the number of Ordinary Shares outstanding on such date and (y) the number of Ordinary Shares that the aggregate consideration receivable by the Corporation for the total number of Ordinary Shares so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities).

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with the issuance of such Ordinary Shares or convertible securities shall be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into Ordinary Shares; and “Permitted Transactions” shall include issuances (1) as consideration for or to fund the acquisition by the Corporation or any of its Affiliates of any persons, businesses and/or assets, (2) in connection with employee benefit plans and compensation-related arrangements of the Corporation approved by the Board of Directors, and (3) in connection with a broadly marketed underwritten public offering and sale of Ordinary Shares or convertible securities for cash conducted by the Corporation. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance.

(C) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of its Ordinary Shares of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding (x) Ordinary Cash Dividends and (y) dividends of its Ordinary Shares and other dividends or distributions referred to in Section 13(A)), in each such case, the Warrantholder shall be entitled to participate in such distribution to the same extent that the Warrantholder would have participated therein if the Warrantholder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution; provided, however, that participation in such distributions shall not entitle the Warrantholder to any voting or other rights pertaining to ownership of such Ordinary Shares acquirable upon exercise of this warrant.

(D) Business Combinations. In case of any Business Combination or reclassification of Ordinary Shares (other than a reclassification of Ordinary Shares referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Ordinary Shares issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be achievable, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Ordinary Shares have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then such kind and amount of stock, securities or property shall be the weighted average of the types and amounts of consideration actually received by the holders of Ordinary Shares.

(E) Settlement of Claims by Corporation and Affiliates. Notwithstanding anything herein to the contrary, the number of Ordinary Shares issuable upon exercise of this Warrant shall be subject to reduction as provided in Section 8 of the Purchase Agreement.

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than the lesser of $0.01 or one-tenth (1/10th) of an Ordinary Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate the lesser of $0.01 or 1/10th of an Ordinary Share, or more. Any adjustment carried forward and not previously made prior to the time of any exercise of this Warrant shall be given effect at the time of such exercise.

(G) Timing of Issuance of Additional Ordinary Shares Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional Ordinary Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Ordinary Shares; provided, however, that the Corporation upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Statement Regarding Adjustments. Whenever the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by a nationally recognized next-day courier service (with a copy sent concurrently by e-mail) to the Warrantholder at the mailing and e-mail addresses appearing in the Corporation’s records (which initially shall be as set forth in Section 17 hereof).

(I) Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall give notice to the Warrantholder, in the manner set forth in Section 13(H), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the number, kind or class of shares or other securities or property that shall be deliverable upon exercise of this Warrant. In the case of any action that would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.

14. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 17 hereof. To the extent permitted by Applicable Law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents (as defined in the Purchase Agreement) or the transactions contemplated hereby or thereby.

15. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

17. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, in each case with a copy sent concurrently by e-mail. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation, to:

Swvl Holdings Corp

The Offices 4, One Central

Dubai World Trade Center

Dubai, United Arab Emirates

Attention:       Youssef Salem

E-mail:            youssef.salem@swvl.com

with copies to (which copies alone shall not constitute notice):

Mostafa Kandil

The Offices 4, One Central

Dubai World Trade Center

Dubai, United Arab Emirates

E-mail:             mk@swvl.com

and

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attention:       O. Keith Hallam and C. Daniel Haaren

E-mail:           khallam@cravath.com / dhaaren@cravath.com

If to the Warrantholder, to the address for such Warrantholder as set forth on Schedule 16.1 of the Purchase Agreement.

18. Entire Agreement. This Warrant and the form annexed hereto, and the Purchase Agreement (and the other documents referenced in Section 14 of the Purchase Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

Dated: [•], 2022

SWVL HOLDINGS CORP

By:
Name: [•]
Title: [•]

[Signature Page to Warrant]

ANNEX

[Form of Notice of Exercise]

Date: [●]

TO:	Swvl Holdings Corp

RE:	Election to Purchase Ordinary Shares

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Ordinary Shares set forth below covered by such Warrant. If exercising this Warrant for Ordinary Shares, the undersigned, in accordance with Section 3(A) of the Warrant, hereby agrees to pay the aggregate Exercise Price for such Ordinary Shares on a “cashless basis” as provided in Section 3(A). A new warrant evidencing the remaining Ordinary Shares covered by such Warrant, but not yet subscribed for and purchased, if any, or the portion of the Warrant not being sold, if any, should be issued in the name of the Warrantholder set forth below.

If this Warrant is being exercised for Ordinary Shares:

Number of Shares of Ordinary Shares: [●]

Aggregate Exercise Price: [●]

Warrantholder

By:

Name:

Title: